Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We hereby consent to the use in the Registration Statement on Form SB-2 of NovaDel Pharma Inc. of our report dated September 8, 2003 relating to the balance sheet as of July 31, 2003 and the related statements of operations, changes in stockholders' equity and cash flows for the two years in the period ended July 31, 2003 of NovaDel Pharma Inc. We also hereby consent to the reference to us under the heading "Experts" in such Registration Statement.


                                                        /s/ WISS & COMPANY, LLP
                                                        ------------------------
                                                        WISS & COMPANY, LLP

Livingston, New Jersey
February 13, 2004